Exhibit 99.1

Investor Relations Contact:	Media Contact:
Carolyn Bass	Mei Li
Market Street Partners	NetSuite Inc.
415.445.3232	650.627.1063
IR@NetSuite.com	meili@netsuite.com

NETSUITE ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

•	Record-Breaking Quarter Across 8 Key Metrics

•	Record Q3 Revenue of $61.0 Million, a 23% Year-over-Year Increase

•	Recurring Revenue Grows 23% Year-over-Year to $51.3 Million

•	Non-GAAP Net Income Grows 50% Year-over-Year

•	Calculated Billings Grow 33% Year-over-Year

•	Record Quarterly Operating Cash Flow of $9.4 Million

SAN MATEO, Calif. - November 3, 2011-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP software suites, today announced operating results for its third quarter ended September 30, 2011.

Total revenue for the third quarter of 2011 was $61.0 million, representing a 23% increase over the prior year. Subscription and support revenue for the third quarter was $51.3 million, representing 23% growth over the same period in the prior year.

Calculated billings, defined as revenue plus the change in deferred revenue, were $63.8 million for the quarter, a 33% increase over the third quarter of 2010.

Cash flow from operations was $9.4 million in the third quarter of 2011, an increase of $4.9 million, or 110%, over the same period last year.

On a GAAP basis, net loss for the third quarter of 2011 was $6.9 million, or $(0.10) per share, as compared to a net loss of $7.0 million, or $(0.11) per share, in the third quarter of 2010.

Non-GAAP net income for the third quarter of 2011 was $3.9 million, or $0.05 per share, as compared to non-GAAP net income of $2.6 million, or $0.04 per share, for the third quarter of 2010.

In total during the third quarter of 2011, the company posted a number of records across many metrics including: record revenue, record deferred revenue balance, record non-GAAP operating income, record non-GAAP operating margin, record non-GAAP net income, record non-GAAP EPS, record operating cash flow, and a record in the year-over-year growth rate in deferred revenue.

"NetSuite's Q3 results are among the best we have ever reported as we delivered record high numbers for revenue, deferred revenue, non-GAAP EPS, operating cash flow and average selling price," said Zach Nelson, CEO of NetSuite. "NetSuite's momentum and our success in driving cloud-based ERP suites into large global enterprises bode well for the remainder of this fiscal year and into 2012."

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss the Company's third quarter 2011 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors. The live call can be accessed by dialing 800-347-6311 (U.S.) or 719-325-2416 (outside the U.S.) and referencing passcode: 466-9028. A replay of the call can also be accessed by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.), and referencing passcode: 466-9028.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) software suites. In addition to financials/ERP software suites, NetSuite offers a broad suite of applications, including accounting, Customer Relationship Management (CRM), Professional Services Automation (PSA) and Ecommerce that enables companies to manage most of their core business operations in its single integrated suite. NetSuite's "real-time dashboard" technology provides an easy-to-use view into up-to-date, role-specific business information. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to the Company as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; continued adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company's data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company's software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; changes in foreign exchange rates, and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K filed on March 3, 2011, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's Web site at www.netsuite.com.

Non-GAAP Financial Measures
The Company's stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income and non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with the settlement of a patent dispute. Non-GAAP operating income and non-GAAP net income excludes these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. The Company believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company's management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the Company's Investor Relations Web site at www.netsuite.com/investors. The contents of the Web site are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo and where business is going are service marks of NetSuite Inc.

NetSuite Announces Third Quarter 2011 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$126,777	$104,298
Accounts receivable, net of allowances of $374 and $456 as of September 30, 2011 and December 31, 2010, respectively	30,083	27,235
Deferred commissions	18,734	15,401
Other current assets	12,491	7,190
Total current assets	188,085	154,124
Property and equipment, net	21,843	19,847
Deferred commissions, non-current	2,403	1,389
Goodwill	27,564	27,340
Other intangible assets, net	13,049	12,507
Other assets	3,683	2,086
Total assets	$256,627	$217,293
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,393	$1,489
Deferred revenue	92,574	75,827
Accrued compensation	13,806	12,048
Accrued expenses	5,905	5,144
Other current liabilities	11,542	5,599
Total current liabilities	126,220	100,107
Long-term liabilities:
Deferred revenue, non-current	4,458	5,312
Other long-term liabilities	6,048	5,590
Total long-term liabilities	10,506	10,902
Total liabilities	136,726	111,009
Stockholders’ equity:
Common stock	678	649
Additional paid-in capital	454,794	416,582
Accumulated other comprehensive income	346	578
Accumulated deficit	(335,917)	(311,525)
Total equity	119,901	106,284
Total liabilities and stockholders’ equity	$256,627	$217,293

NetSuite Announces Third Quarter 2011 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenue:
Subscription and support	$51,334	$48,240	$45,814	$44,229	$41,834
Professional services and other	9,625	9,593	7,627	7,838	7,909
Total revenue	60,959	57,833	53,441	52,067	49,743
Cost of revenue:
Subscription and support (1)	8,627	8,084	7,631	6,870	6,848
Professional services and other (1)	9,658	9,390	8,402	8,651	8,546
Total cost of revenue	18,285	17,474	16,033	15,521	15,394
Gross profit	42,674	40,359	37,408	36,546	34,349
Operating expenses:
Product development (1)	11,257	10,911	9,447	8,568	9,482
Sales and marketing (1)	30,279	30,469	27,461	26,191	24,363
General and administrative (1)	7,622	8,340	7,877	7,459	7,110
Total operating expenses	49,158	49,720	44,785	42,218	40,955
Operating loss	(6,484)	(9,361)	(7,377)	(5,672)	(6,606)
Other income / (expenses) and income taxes, net	(445)	(430)	(295)	(773)	(352)
Net loss	(6,929)	(9,791)	(7,672)	(6,445)	(6,958)
Net loss per share	$(0.10)	$(0.15)	$(0.12)	$(0.10)	$(0.11)
Weighted average number of shares used in computing net loss per common share	67,477	66,489	65,384	64,539	63,965

(1) Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with settlement of patent dispute as follows:

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Cost of revenue:
Subscription and support	$807	$919	$972	$916	$990
Professional services and other	1,067	1,024	964	1,017	1,042
Operating expenses:
Product development	3,422	3,097	2,180	2,395	2,724
Sales and marketing	3,402	3,422	3,085	2,900	2,753
General and administrative	2,089	2,956	2,363	1,990	2,028
Total stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with settlement of patent dispute	$10,787	$11,418	$9,564	$9,218	$9,537

NetSuite Announces Third Quarter 2011 Results

NetSuite Inc.
Reconciliation of Net Loss Per Share to Non-GAAP Net Income Per Share
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(6,484)	$(9,361)	$(7,377)	$(5,672)	$(6,606)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	9,938	9,735	8,493	8,256	8,450
Amortization of intangible assets and business combination costs (b)	849	963	1,071	962	1,087
Costs associated with settlement of patent dispute (c)	—	720	—	—	—
Non-GAAP operating income	$4,303	$2,057	$2,187	$3,546	$2,931
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(6,929)	$(9,791)	$(7,672)	$(6,445)	$(6,958)
Stock-based compensation (a)	9,938	9,735	8,493	8,256	8,450
Amortization of intangible assets and business combination costs (b)	849	963	1,071	962	1,087
Costs associated with settlement of patent dispute (c)	—	720	—	—	—
Non-GAAP net income	$3,858	$1,627	$1,892	$2,773	$2,579
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	67,477	66,489	65,384	64,539	63,965
Effect of dilutive securities (stock options and restricted stock awards) (d)	3,525	4,080	4,038	3,979	3,237
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	71,002	70,569	69,422	68,518	67,202
GAAP net loss per share	$(0.10)	$(0.15)	$(0.12)	$(0.10)	$(0.11)
Non-GAAP net income per share	$0.05	$0.02	$0.03	$0.04	$0.04
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations and costs associated with the settlement of a patent dispute and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

NetSuite Announces Third Quarter 2011 Results

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)
Amortization of intangible assets and transaction costs related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. We believe that the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
Recently, we entered into a patent cross licensing agreement with a large technology company which, among other things, resolved a patent dispute over our alleged past usage of the other party's technology. This resolution resulted in a charge in the second quarter of 2011. We believe that the impact of this patent cross licensing agreement on our financial statements in the second quarter of 2011 is not indicative of our continuing operations and its exclusion allows for financial statements that provide for a useful comparison of our operating results to prior periods and to our peer companies.

(d)
These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

NetSuite Announces Third Quarter 2011 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss attributable to NetSuite Inc. common stockholders	$(24,392)	$(21,021)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,745	5,758
Amortization of other intangible assets	2,884	3,549
Provision for accounts receivable allowances	243	377
Stock-based compensation	28,166	23,038
Amortization of deferred commissions	24,954	16,814
Noncontrolling interests	—	(14)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(3,003)	896
Deferred commissions	(29,300)	(17,301)
Other current assets	146	(1,478)
Other assets	247	448
Accounts payable	911	1,093
Accrued compensation	1,821	(884)
Deferred revenue	15,864	2,823
Other current liabilities	(18)	41
Other long-term liabilities	(691)	(468)
Net cash provided by operating activities	24,577	13,671
Cash flows from investing activities:
Purchases of property and equipment	(7,156)	(4,366)
Capitalized internal use software	(406)	(67)
Cash paid in business combination	(1,775)	—
Net cash used in investing activities	(9,337)	(4,433)
Cash flows from financing activities:
Payments under capital leases and long-term debt	(1,080)	(1,182)
Repurchase of noncontrolling interest	—	(1,370)
RSU acquired to settle employee withholding liability	(205)	(5,587)
Proceeds from issuance of common stock, net of issuance costs	8,662	3,590
Net cash provided by / (used in) financing activities	7,377	(4,549)
Effect of exchange rate changes on cash and cash equivalents	(138)	74
Net change in cash and cash equivalents	22,479	4,763
Cash and cash equivalents at beginning of period	104,298	96,355
Cash and cash equivalents at end of period	$126,777	$101,118